Exhibit 99.2

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“ISA 2018 starts today! We’ll be presenting 5 posters on the burden of #hATTR #amyloidosis & Phase 3 results for our late-stage investigational therapy. Plus, be sure to check out a disease symposium on ATTR patient outcomes & a lecture on ATTR treatment. http://ir.akceatx.com/news-releases/news-release-details/ionis-and-akcea-present-new-data-attr-amyloidosis-program-16th”

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

This communication may be deemed to be solicitation material in respect of the proposed transaction of Akcea with Ionis Pharmaceuticals, Inc. In connection with the proposed transaction, Akcea has filed with the SEC a definitive proxy statement. The definitive proxy statement and a proxy card have been mailed to each stockholder entitled to vote at the special meeting relating to the proposed transaction and contain important information about the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AKCEA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT AKCEA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AKCEA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Akcea with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC or by sending a request to Investor Relations at Akcea Therapeutics, Inc., 55 Cambridge Parkway, Suite 100, Cambridge, Massachusetts 02142.

Akcea and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Akcea’s stockholders with respect to the proposed transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, including Ionis Pharmaceuticals, Inc., is set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.